Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

Operating income improves 21.8% and net income improves 8.8% over 2019 quarter

MONDOVI, Wis., October 15, 2020 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported an 8.8% improvement in net income to $18.0 million, or 22 cents per diluted share, for the third quarter ended September 30, 2020, from $16.6 million, or 20 cents per diluted share, for the third quarter of 2019. For the first nine months of 2020, net income improved 10.1% to $49.9 million, or 60 cents per diluted share, from $45.3 million, or 55 cents per diluted share, for the first nine months of 2019.

Results for the 2020 quarter include a gain of $1.7 million on the disposition of a facility as part of Marten’s program to expand and update its facilities. This gain increased earnings for the 2020 quarter by $1.3 million, while earnings for the 2019 quarter increased by $1.4 million due to an additional income tax benefit.

Operating Results Comparison

	Percentage	Percentage
	Increase	Increase
	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2020 vs. 2019	2020 vs. 2019

Operating revenue	0.5%	3.3%

Operating revenue, net of fuel surcharges	3.8%	6.2%

Operating income	21.8%	17.3%

Net income	8.8%	10.1%

Operating revenue improved to $216.0 million for the third quarter of 2020 from $215.0 million for the third quarter of 2019, and improved 3.3% to $647.0 million for the first nine months of 2020 from $626.1 million for the first nine months of 2019. Excluding fuel surcharges, operating revenue improved 3.8% to $196.1 million for the 2020 quarter from $188.9 million for the 2019 quarter, and improved 6.2% to $583.6 million for the first nine months of 2020 from $549.7 million for the first nine months of 2019. Fuel surcharge revenue decreased to $19.9 million for the 2020 quarter from $26.1 million for the 2019 quarter and decreased to $63.5 million for the first nine months of 2020 from $76.4 million for the first nine months of 2019 due to significantly lower fuel prices.

Operating income improved 21.8% to $24.4 million for the third quarter of 2020 from $20.0 million for the third quarter of 2019. Operating income improved 17.3% to $67.7 million for the first nine months of 2020 from $57.7 million for the first nine months of 2019. The operating income for the first nine months of 2020 was the highest for the first nine months of any year in Marten’s history.

Operating expenses as a percentage of operating revenue improved to 88.7% for the third quarter of 2020 from 90.7% for the third quarter of 2019. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 87.6% from 89.4%.

Operating expenses as a percentage of operating revenue improved to 89.5% for the first nine months of 2020 from 90.8% for the first nine months of 2019. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 88.4% from 89.5%.

Chairman and Chief Executive Officer Randolph L. Marten said, “Our talented and hard-working people continue to drive consistent profitable growth, with our operating income for the first nine months of this year the highest in our history and up 17.3% over the same period of 2019, and our operating ratio, net of fuel surcharges, the best ratio for the first nine months of any year since we became a public company in 1986. The operating income improvement is on top of strong growth in 2019 of 8.7% and in 2018 of 23.7%.”

“We improved our Truckload miles per tractor by 8.5% over the third quarter of 2019 and by 6.2% over the first nine months of 2019, demonstrating our strength of quickly making data-driven decisions and adjustments utilizing our in-house operating technology. We also have been increasing and will continue to increase the compensation for our premium services within the tightening freight market. We expect to build on our success in expanding the capacity we provide within our unique multifaceted business model to support our diverse and growing customer base by offering the best jobs for the industry’s top, experienced drivers.”

“We embrace our responsibility to keep our valued employees safe and healthy as they each contribute to our transporting and distributing the food, beverages and other consumer goods essential to millions of people in North America.”

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share information)	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,279	$31,461
Receivables:
Trade, net	80,719	90,712
Other	2,908	11,055
Prepaid expenses and other	20,640	20,938
Total current assets	192,546	154,166

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	943,058	904,237
Accumulated depreciation	(278,488)	(263,843)
Net property and equipment	664,570	640,394
Other noncurrent assets	1,950	2,026
Total assets	$859,066	$796,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,563	$22,917
Insurance and claims accruals	36,629	31,729
Accrued and other current liabilities	26,755	21,680
Total current liabilities	87,947	76,326
Deferred income taxes	125,890	122,022
Noncurrent operating lease liabilities	521	649
Total liabilities	214,358	198,997

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 82,680,849 shares at September 30, 2020, and 82,055,199 shares at December 31, 2019, issued and outstanding	827	821
Additional paid-in capital	84,389	79,465
Retained earnings	559,492	517,303
Total stockholders’ equity	644,708	597,589
Total liabilities and stockholders’ equity	$859,066	$796,586

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2020	2019	2020	2019

Operating revenue	$216,011	$214,973	$647,041	$626,086

Operating expenses (income):
Salaries, wages and benefits	74,797	69,312	221,034	201,449
Purchased transportation	37,066	40,435	113,676	117,352
Fuel and fuel taxes	24,268	31,275	73,433	89,904
Supplies and maintenance	12,440	12,116	36,501	34,739
Depreciation	25,580	24,290	76,979	70,295
Operating taxes and licenses	2,749	2,651	8,003	7,422
Insurance and claims	11,243	9,618	35,160	29,355
Communications and utilities	1,999	1,901	5,961	5,801
Gain on disposition of revenue equipment	(2,128)	(2,559)	(5,899)	(5,337)
Gain on disposition of facility	(1,718)	-	(1,718)	-
Other	5,315	5,900	16,223	17,395

Total operating expenses	191,611	194,939	579,353	568,375

Operating income	24,400	20,034	67,688	57,711

Other	(17)	(255)	(127)	(928)

Income before income taxes	24,417	20,289	67,815	58,639

Income taxes expense	6,373	3,702	17,919	13,316

Net income	$18,044	$16,587	$49,896	$45,323

Basic earnings per common share	$0.22	$0.20	$0.61	$0.55

Diluted earnings per common share	$0.22	$0.20	$0.60	$0.55

Dividends declared per common share	$0.04	$0.453	$0.093	$0.493

  MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2020	2019	2020 vs. 2019	2020 vs. 2019
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$85,074	$82,931	$2,143	2.6%
Truckload fuel surcharge revenue	8,549	12,056	(3,507)	(29.1)
Total Truckload revenue	93,623	94,987	(1,364)	(1.4)

Dedicated revenue, net of fuel surcharge revenue	69,002	59,281	9,721	16.4
Dedicated fuel surcharge revenue	9,335	11,053	(1,718)	(15.5)
Total Dedicated revenue	78,337	70,334	8,003	11.4

Intermodal revenue, net of fuel surcharge revenue	19,991	19,336	655	3.4
Intermodal fuel surcharge revenue	1,985	2,961	(976)	(33.0)
Total Intermodal revenue	21,976	22,297	(321)	(1.4)

Brokerage revenue	22,075	27,355	(5,280)	(19.3)

Total operating revenue	$216,011	$214,973	$1,038	0.5%

Operating income:
Truckload	$10,546	$6,956	$3,590	51.6%
Dedicated	11,024	9,920	1,104	11.1
Intermodal	1,304	1,210	94	7.8
Brokerage	1,526	1,948	(422)	(21.7)
Total operating income	$24,400	$20,034	$4,366	21.8%

Operating ratio:
Truckload	88.7%	92.7%
Dedicated	85.9	85.9
Intermodal	94.1	94.6
Brokerage	93.1	92.9
Consolidated operating ratio	88.7%	90.7%

 MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2020	2019	2020 vs. 2019	2020 vs. 2019
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$254,897	$246,313	$8,584	3.5%
Truckload fuel surcharge revenue	28,058	36,418	(8,360)	(23.0)
Total Truckload revenue	282,955	282,731	224	0.1

Dedicated revenue, net of fuel surcharge revenue	200,237	164,365	35,872	21.8
Dedicated fuel surcharge revenue	28,564	30,704	(2,140)	(7.0)
Total Dedicated revenue	228,801	195,069	33,732	17.3

Intermodal revenue, net of fuel surcharge revenue	59,127	56,618	2,509	4.4
Intermodal fuel surcharge revenue	6,830	9,253	(2,423)	(26.2)
Total Intermodal revenue	65,957	65,871	86	0.1

Brokerage revenue	69,328	82,415	(13,087)	(15.9)

Total operating revenue	$647,041	$626,086	$20,955	3.3%

Operating income:
Truckload	$28,367	$22,556	$5,811	25.8%
Dedicated	31,009	23,135	7,874	34.0
Intermodal	3,564	5,140	(1,576)	(30.7)
Brokerage	4,748	6,880	(2,132)	(31.0)
Total operating income	$67,688	$57,711	$9,977	17.3%

Operating ratio:
Truckload	90.0%	92.0%
Dedicated	86.4	88.1
Intermodal	94.6	92.2
Brokerage	93.2	91.7
Consolidated operating ratio	89.5%	90.8%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
Truckload Segment:
Revenue (in thousands)	$93,623	$94,987	$282,955	$282,731
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,955	$3,723	$3,865	$3,818
Average tractors(1)	1,637	1,695	1,685	1,654
Average miles per trip	546	545	554	545
Non-revenue miles percentage(2)	10.2%	11.8%	10.8%	11.4%
Total miles (in thousands)	41,210	39,326	125,082	115,639

Dedicated Segment:
Revenue (in thousands)	$78,337	$70,334	$228,801	$195,069
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,295	$3,392	$3,304	$3,412
Average tractors(1)	1,593	1,329	1,548	1,235
Average miles per trip	304	312	306	316
Non-revenue miles percentage(2)	0.7%	0.7%	0.7%	0.7%
Total miles (in thousands)	33,843	28,859	98,553	79,700

Intermodal Segment:
Revenue (in thousands)	$21,976	$22,297	$65,957	$65,871
Loads	9,306	8,897	27,736	26,578
Average tractors	99	87	99	85

Brokerage Segment:
Revenue (in thousands)	$22,075	$27,355	$69,328	$82,415
Loads	13,670	16,059	45,058	47,510

At September 30, 2020 and September 30, 2019:
Total tractors(1)	3,329	3,137
Average age of company tractors (in years)	1.7	1.8
Total trailers	5,368	5,562
Average age of company trailers (in years)	2.9	2.6
Ratio of trailers to tractors(1)	1.6	1.8

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2020	2019	2020	2019

Net cash provided by operating activities	$50,640	$46,920	$154,707	$122,021
Net cash (used for) investing activities	(34,558)	(52,719)	(93,748)	(98,489)
Net cash (used for) financing activities	(3,126)	(36,513)	(4,141)	(39,815)

Weighted average shares outstanding:
Basic	82,672	81,982	82,472	81,912
Diluted	83,279	82,701	83,098	82,618

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 132 and 75 tractors as of September 30, 2020 and 2019, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.